UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 02/08/2011

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4462

Delaware	36-1823834
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847)446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On February 8, 2011, Stepan Company (the “Company”) issued a press release providing its financial results for the fourth quarter and full year ended December 31, 2010. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 8, 2011, the Board of Directors of the Company approved Amended and Restated By-laws (the “Amended and Restated By-laws”) for the Company.

The Amended and Restated By-laws modified the advance notice procedures set forth in Article II, Section 5 that apply to stockholders of the Company who wish to submit a proposal for consideration or to nominate directors for election at a stockholders’ meeting. The Amended and Restated By-laws require greater disclosure of such stockholders’ interests in the Company. In addition to any securities of the Company held of record or beneficially by such stockholders, the Amended and Restated By-laws require the disclosure of other interests of such stockholders related to the Company’s securities, including: (1) options, warrants, and stock appreciation rights; (2) hedges, swaps and other synthetic equity arrangements; (3) other arrangements constituting long or short interests; (4) arrangements in which a right to vote is given or received; (5) stock borrowing arrangements and other arrangements that manage the risk of share price changes for, or increase or decrease the voting power of, a proposing or nominating stockholder; (6) rights to dividends; and (7) other arrangements that provide an opportunity to profit from an increase or decrease in the price or value of the Company’s securities.

The Amended and Restated By-laws also require the proposing or nominating stockholder to disclose any such interests of its “affiliates” and “associates” (as such terms are defined in the Amended and Restated By-laws) and of any other person with whom the stockholder is acting in concert. Where the stockholder wishes to nominate a director, the Amended and Restated By-laws require the notice given by the stockholder to disclose any such interests of the nominee. The Amended and Restated By-laws include a requirement to update the required disclosures as of the record date for the stockholders’ meeting and again as of the date ten days prior to the stockholders’ meeting. The Amended and Restated By-laws further provide that in the event an annual meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, notice by a stockholder in order to be timely must be received by the Company not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders or public disclosure of the date of such meeting is made, whichever first occurs.

The Amended and Restated By-laws also amended Article III, Section 2 of the Company’s by-laws to provide that the number of directors that constitutes the Company’s Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, but shall still consist of no more than eight members.

Other amendments reflected in the Amended and Restated By-laws include (1) providing that directors selected to fill vacancies shall hold office until the next election of that director’s class (Article III, Section 4), (2) shortening the notice required for meetings of the Board of Directors to 24 hours (Article III, Section 7), (3) combining the offices of President and Chief Executive Officer into one office to be consistent with the Company’s current structure (Article V, Section 1) and (4) clarifying that any repeal or modification (whether caused by the Board of Directors or by the stockholders) of the provisions of the Amended and Restated By-laws related to indemnification and advancement of expenses for directors and officers will not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification (Article X, Section 12).

Lastly, in addition to the amendments described above, the adoption of the Amended and Restated By-laws implemented various other clarifying, conforming and technical revisions to the Company’s by-laws.

The description of the amendments to the Company’s by-laws is qualified in its entirety to the Amended and Restated By-laws, a copy of which is included as Exhibit 3(ii) and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3(ii)	Amended and Restated By-laws of Stepan Company (Amended as of February 8, 2011)

99.1	Press Release of Stepan Company dated February 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: February 14, 2011	By:	/s/ Kathleen Sherlock
Kathleen Sherlock
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

3(ii)	Amended and Restated By-laws of Stepan Company (Amended as of February 8, 2011)

99.1	Press Release of Stepan Company dated February 8, 2011